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                                                                  EXHIBIT (j)(1)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
ING Variable Insurance Trust:

We consent to the references to our firm under the heading "Independent Auditors" in the Statements of Additional Information.

                  /s/KPMG LLP

Boston, Massachusetts
May 24, 2004